                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2000-1

Section 7.3 Indenture                           Distribution Date:    06/15/2001

(I)   Amount of the distribution allocable to
         principal of the Notes
            Class A Principal Payment                     0.00
            Class B Principal Payment                     0.00
            Class C Principal Payment                     0.00
                        Total

      Amount of the distribution allocable
         to the principal on the Notes per $1,000
         of the initial principal balance of the Notes
           Class A Principal Payment                      0.00
           Class B Principal Payment                      0.00
           Class C Principal Payment                      0.00
                        Total

(ii)  Amount of the distribution allocable to the
         interest on the Notes
           Class A Note Interest Requirement      2,620,727.08
           Class B Note Interest Requirement        231,715.31
           Class C Note Interest Requirement        327,563.44
                        Total                     3,180,005.83

      Amount of the distribution allocable to
         the interest on the Notes per $1,000
         of the initial principal balance of the Notes
           Class A Note Interest Requirement           3.67049
           Class B Note Interest Requirement           3.89438
           Class C Note Interest Requirement           4.28188

(iii) Aggregate Outstanding Principal Balance of the Notes
           Class A Note Principal Balance          714,000,000
           Class B Note Principal Balance           59,500,000
           Class C Note Principal Balance           76,500,000

(iv)  Amount on deposit in Owner Trust
         Spread Account                           8,500,000.00

(v)   Required Owner Trust Spread
         Account Amount                           8,500,000.00

                                         By:
                                                 ----------------------------
                                         Name:   Patricia M. Garvey
                                         Title:  Vice President